                                                                    EXHIBIT 23.1



                        CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Fruit of the Loom, Ltd. Post Effective Amendment No. 1 to the Registration Statement (Form S-8 No. 33-39625) pertaining to the Fruit of the Loom, Inc. 1989 Stock Grant Plan and the Fruit of the Loom, Inc. Long-Term Bonus Plan and in the related Prospectus of our report dated February 12, 1998, with respect to the consolidated financial statements and schedule of Fruit of the Loom, Inc. included in its Annual Report (Form 10-K/A) for the year ended December 31, 1997, and our report dated February 9, 1998 with respect to the balance sheet of Fruit of the Loom, Ltd. included in Amendment No. 2 to the Registration Statement (Form S-4 No. 333-46007) of Fruit of the Loom, Ltd., both filed with the Securities and Exchange Commission.



                                                  /s/ Ernst & Young LLP
                                                  ---------------------
                                                  Ernst & Young LLP




Chicago, Illinois
March 4, 1999